                                                                     EXHIBIT 4.7


                                                                EXHIBIT F
                                                                   to
                                                         PARTICIPATION AGREEMENT


================================================================================

                           GROUND LEASE AND EASEMENT

                           Dated September ___, 1994


                                     among


                             NEWMONT GOLD COMPANY,

                                        Ground Lessor

                                      and

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under Trust Agreement No. 1, dated as of July 15, 1994, with Philip Morris Capital
                                 Corporation,

                                      and

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under Trust Agreement No. 2, dated as of July 15, 1994, with Philip Morris Capital
                                 Corporation,

                                        Ground Lessees




================================================================================


                      NEWMONT GOLD ORE TREATMENT FACILITY

                               TABLE OF CONTENTS



                                                                                           Page
                                                                                           ----



SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 2.  LEASE OF SITE INTEREST; EASEMENTS; RESERVATION OF RIGHTS  . . . . . . . . . . .   3

SECTION 3.  GROUND LEASE TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 4.  RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

SECTION 5.  USE OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 6.  COMPLIANCE WITH APPLICABLE LAWS . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 7.  LIENS, ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 8.  THE SUBLEASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 9.  LOSS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 10.  INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 11.  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 12.  Impositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 13.  Transfers by Ground Lessees  . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 14.  EVENTS OF DEFAULT; TERMINATION . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 15.  Permitted Contests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 16.  NOTICES, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17





                                      (i)

                                                                                                         Page
                                                                                                         ----


SECTION 17.  NO MERGER OF TITLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 18.  END OF TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 19.  UTILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 20.  Condition and Use of Facility Site; Quiet Enjoyment; Survey  . . . . . . . . . . . . . . . .  18

SECTION 21.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 22.  AMENDMENT, MODIFICATION, ACCEPTANCE OF SURRENDER, ETC  . . . . . . . . . . . . . . . . . . .  19

SECTION 23.  SALE, MORTGAGE, ASSIGNMENT, ETC., BY THE GROUND LESSOR . . . . . . . . . . . . . . . . . . .  20

SECTION 24.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20


EXHIBIT A    Adjacent Parcel Property Description


EXHIBIT B    Plat of Site Interest


EXHIBIT C    Site Interest Property Description

EXHIBIT D    Conveyor Plot Property Description





                                      (ii)

                 THIS GROUND LEASE AND EASEMENT, dated September   , 1994,
among NEWMONT GOLD COMPANY, a Delaware corporation, as ground lessor and grantor (Newmont or the Ground Lessor), SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION (Shawmut), not in its individual capacity, but solely as Owner Trustee under Trust Agreement No. 1, dated as of July 15, 1994, with Philip Morris Capital Corporation, as a ground lessee and grantee (Owner Trustee No.
1), and SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION (Shawmut), not in its individual capacity, but solely as Owner Trustee under Trust Agreement No. 2, dated as of July 15, 1994, with Philip Morris Capital Corporation, as a ground lessee and grantee (Owner Trustee No. 2, and collectively with Owner Trustee No. 1, and as tenants in common, the Ground Lessees).


                             W I T N E S S E T H :

                 WHEREAS, concurrently with the execution and delivery hereof, the Ground Lessees are acquiring Undivided Interests, aggregating 100%, in the Facility;

                 WHEREAS, the Ground Lessor is the owner of the Site Interest, the Adjacent Premises and the Conveyor Plot;

                 WHEREAS, the Ground Lessor currently is, and as Lessee under each Lease will continue to be, in possession of the Facility (including the Undivided Interests), and is, and as Lessee under each Lease will continue to be, the operator of the Facility (including the Undivided Interests), in each case for the Lease Term;

                 WHEREAS, the Facility is located in substantial part on the Site Interest and, in minor part, on the Conveyor Plot; and

                 WHEREAS the Ground Lessor desires to lease to the Ground Lessees, as tenants in common, the Site Interest, and to grant to the Ground Lessees the easements described herein and certain other rights of way with respect to the Adjacent Premises and the Conveyor Plot;


                 NOW THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                 SECTION 1.  DEFINITIONS.

                 (a) Certain Definitions. Unless the context otherwise requires, the following terms have, for the purposes of this Ground Lease, the respective meanings set forth below:

                 Additional Rent has the meaning given in Section 4(b).

                 Adjacent Premises shall mean the land described in Exhibit A.

                 Allocable Share shall have the meaning set forth in Section 12(a).

                 Awards shall mean any payments received at any time by the Ground Lessor or the Ground Lessees from any Governmental Authority or other Person with respect to any loss, condemnation, confiscation, theft or seizure of, or requisition of title to or use of, or damage to the Facility Site or any part thereof.

                 Commencement Date shall mean the Closing Date.

                 Conveyor Plot shall mean the portion of land more particularly described in Exhibit D hereto.

                 Easements shall have the meaning given in Section 2(b).

                 Event of Default has the meaning given in Section 14.

                 Facility Site shall mean, collectively, the Site Interest, the Adjacent Premises and the Conveyor Plot.

                 Ground Lease shall mean this Ground Lease and Easement, as same may be amended, modified or supplemented from time to time.

                 Ground Lease Term shall have the meaning provided in Section 3(a).

                 Impositions shall have the meaning provided in Section 12(a).

                 Leasehold Mortgage shall mean a Deed of Trust encumbering an Owner Trustee's interest in the Site Interest which secures, among other things, the payment of indebtedness of such Owner Trustee for money borrowed and, in either case, the performance by such Owner Trustee of related obligations, notice of which has been given to the Ground Lessor by such Owner Trustee or the Leasehold Mortgagee thereunder.

                 Leasehold Mortgagee shall mean the mortgagee or grantee under a Leasehold Mortgage.

                 New Lessee shall have the meaning provided in Section 13(d).

                 Primary Rent shall have the meaning given in Section 4(a).

                 Site Interest shall mean the land which is described in the plat, a reduced copy of which is attached hereto as Exhibit B, and in the metes and bounds description attached as Exhibit C.

                 Sublease means the respective Leases (each of which provides for, among other things, a sublease of the Site Interest to the Lessee).

                 Sublessee shall mean the Lessee under the Leases and its permitted successors and assigns.

                 Transferee shall have the meaning specified in Section 13(b)(iii).

                 (b) Other Definitions. For purposes hereof, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A to the several Participation Agreements, each dated as of July 15, 1994 (the Participation Agreements), among Philip Morris Capital Corporation, as Owner Participant, the First National Bank of Chicago, as Pass Through Trustee and Indenture Trustee, the related Owner Trustee and Newmont.


                 SECTION 2. LEASE OF SITE INTEREST; EASEMENTS; RESERVATION OF RIGHTS.

                 (a) Lease of Site Interest. Upon and subject to the terms and conditions of this Ground Lease, the Ground Lessor hereby leases to the Ground Lessees, as tenants in common, and the Ground Lessees hereby lease from the Ground Lessor, the Site Interest for the Ground Lease Term.

                 (b) Grants of Easements. Upon and subject to the terms and conditions of this Ground Lease, Newmont hereby grants to the Owner Trustees, as tenants in common, a non-exclusive easement in and to the following additional rights, interests and estates in land for the Ground Lease Term (all such easements, rights, interests and estates in land being described or referred to collectively as the Easements):

         a non-exclusive easement and right and privilege of access to, over, under and across the Adjacent Premises and the Conveyor Plot (including the right and easement of ingress and egress) for the construction, installation, placement, repair, maintenance, use, operation, modification, replacement or removal of the Facility and any Component incorporated therein, now owned or hereafter acquired by the Ground Lessees and located on the Adjacent Premises or the Conveyor Plot, including the construction, installation, placement, repair, maintenance, use, operation, modification, replacement or removal of such other pipes, pipelines, pipe-racks, transmission and conduit devices, electric power, telephone and telegraph lines, water and sewer lines and similar facilities on the Adjacent Premises or the Conveyor Plot and such roads, roadways and tracks, ditches, drainage and settling areas and any comparable property as are necessary or desirable for the acquisition, construction, design, installation, placement, maintenance, operation, use, repair, replacement or removal of any improvements of or to the Facility, any Component and any Modification, title to which shall vest in the Ground Lessees or either of them, all subject to the right of the Ground Lessor to relocate any and all such facilities, roads and rights of way from time to time at the Ground Lessor's cost and expense, upon reasonable notice to such Ground Lessee and in such manner as not to interrupt the operation of the Facility.

                 (c) Conveyor Plot. Ground Lessor hereby convenants and agrees that, at all times during the Ground Lease Term, it will provide or make available to the Ground Lessees, such structures as are necessary for the use, operation and support of the conveyor belt, and the related infrastructure and superstructure which are located on the Conveyor Plot and which are Components of the Facility.

                 (d) Separation of Title. It is the express intention of the parties that the separation of title to the Site Interest from title to the Undivided Interests in the Facility is to remain in effect throughout the Ground Lease Term, that the Facility is personal property owned by the Ground Lessees and that, as between the Ground Lessees and the Ground Lessor, and any and all Persons claiming by, through and under either such Person, the Facility (and the Undivided Interests) shall, at all times, be and remain personal property as to all Persons and for all purposes.

                 SECTION 3.  GROUND LEASE TERM.

                 (a) Ground Lease Term. The term of this Ground Lease (the Ground Lease Term) shall begin on the date hereof and shall end on the thirty-second anniversary hereof, unless sooner terminated as provided herein.

                 (b) Ground Lessor's Bankruptcy. It is expressly understood and agreed that for purposes of Section 365(h) of the Bankruptcy Code, 11 U.S.C. Section 365(h), (a) the Ground Lessees shall be deemed to be in possession of the Site Interest by virtue of the possessory interest therein granted to Ground Lessees under this Ground Lease whether or not all or any part of the Site Interest has been subleased by any Ground Lessee, and (b) in the event of any rejection or disaffirmance of this Ground Lease in any bankruptcy or similar proceeding relating to the Ground Lessor, the Ground Lessees may elect to remain in possession of the Site Interest for the balance of the Ground Lease Term, at their option.


                 SECTION 4.  RENT .

                 (a) Primary Rent. Subject to Section 8 hereof, during the Ground Lease Term, Ground Lessees shall pay to the Ground Lessor, annually in arrears on January 5 of each year, commencing January 5, 1995, rent (Ground Lease Rent) for the Site Interest equal to (A) $______ for each year during the Lease Term, and (B) for each year following the expiration or termination of the Lease, an amount equal to the lesser of (x) the amount set forth in (A) above, or (y) the net revenues (before Ground Lease Rent) derived by the Ground Lessees from the Facility. The rent paid by the Ground Lessees pursuant to this clause (a) is hereinafter referred to as Primary Rent.

                 (b) Additional Rent. Subject to Section 8 hereof, the Ground Lessees will also pay, from time to time, as additional rent (the Additional
Rent) all Impositions and all other amounts, liabilities and obligations due and payable with respect to the Site Interest. The Ground Lessor appoints each Ground Lessee the attorney-in-fact of the Ground Lessor for the purpose of making all such payments of Additional Rent required to be made to Persons other than the Ground Lessor. If any such Person shall refuse to accept such payment from either Ground Lessee, the Ground Lessees shall pay such Additional Rent directly to the Ground Lessor, and such payment shall operate as a complete discharge of such Ground Lessees' obligations to make such payment of Additional Rent.

                 (c) Payments Under Sublease. Notwithstanding anything to the contrary in this Ground Lease, the Ground Lessees shall not be obligated to make any payment of Primary Rent, Additional Rent or any other amounts herein, whether occurring during or after the term of any Sublease, until the Sublessee has paid all amounts then due and payable under each Sublease.

                 SECTION 5.  USE OF PREMISES.

                 (a)  Subject to Section 8 hereof, during the Ground Lease
Term, the Ground Lessees may enter upon, occupy and use the Site Interest to acquire, construct, design, install, own, maintain, use, operate, modify, alter, improve and remove, directly or through third parties, a facility utilizing a refractory gold ore process similar to that utilized by the Ground Lessor at the Facility on the date hereof for the treatment of gold ore, and the recovery and sale of by-products therefrom, and any use reasonably related to any of the above, or for any other lawful purpose.

                 (b) During the Ground Lease Term, the Ground Lessees, in their discretion, may from time to time alter or improve, or cause to be altered or improved, the Site Interest, or any part thereof, in any manner they deem necessary or desirable to carry on any activity permitted under this
Section 5, including any sale, alteration, demolition or removal of any existing buildings, equipment, machinery, roads or other structures or items of personal property or fixtures (including the Facility), any grading or landscaping of the Site Interest, any excavation of any foundations or fuel storage areas and for any construction or addition of any buildings, equipment, roads or other structures or items of personal property or fixtures which the Ground Lessees are authorized to make, but subject to the rights of the Sublessee under the Subleases and the rights of Newmont or the Ground Lessor reserved hereunder.

                 (c) In addition to its obligations under Section 5(a), and subject to Section 8, the Ground Lessees will, at their expense, keep the Site Interest in reasonable order and condition in light of the use to which the Facility will be put. The Ground Lessor has no obligation to make or pay for any repairs, replacements, restorations, improvements, alterations, or additions whatsoever on or to the Site Interest or to the Facility.


                 SECTION 6.  COMPLIANCE WITH APPLICABLE LAWS.

                 Subject to Section 8 and Section 15 relating to contests, the Ground Lessees' use of the Facility Site will comply with all Applicable Laws (including all Environmental Laws) to the extent any failure to comply might result in a Lien upon the Ground Lessor's interest in the Site Interest or the levying of any criminal or civil penalties on the Ground Lessor, whether or not such compliance shall require changes in the Facility or interfere with the use and enjoyment of the Site Interest or any part thereof. The Ground Lessor will take such actions as either Ground Lessee may reasonably request, at such Ground Lessee's cost and expense, to enable the Ground Lessee to obtain all permits and similar authorizations needed for any use of the Facility Site permitted under Section 5 and undertaken by such Ground Lessee or any sublessee thereof.

                 SECTION 7.  LIENS, ETC.

                 (a) Subject to Section 8 and Section 15 relating to contests, no Ground Lessee will directly or indirectly create or permit to be created or to remain, and each

Ground Lessee will discharge, any Lien on the Ground Lessor's interest in the Site Interest or any part thereof other than (a) statutory liens of contractors, subcontractors, suppliers of goods, materials, equipment or services, or laborers or other like liens, securing claims not more than 60 days overdue; and (b) any Lien affecting the Site Interest existing on the date action or failure to act by, the Ground Lessor or anyone claiming by, through or under the Ground Lessor (other than the Ground Lessees and Persons claiming by, through or under the Ground Lessees), or any default by the Ground Lessor hereunder; provided, however, that the Ground Lessees shall not be required to discharge any Liens during any period that the Sublessee is in default under any Sublease.

                 (b) The Ground Lessor shall not directly or indirectly create or permit to be created or to remain any Lien on or with respect to the Facility Site, title thereto or any interest therein, except Permitted Liens and Liens which are subordinate to the Lien of this Ground Lease, and the Ground Lessor shall promptly, at its own expense, take such action as may be necessary duly to discharge any such Lien.


                 SECTION 8.  THE SUBLEASE.

                 (a) Ground Lessor to Look to Sublessee for Performance. During the term of each Sublease, including all renewals thereof, or if Sublessee is otherwise liable under the Subleases or any other Transaction Documents for amounts in respect thereof, the Ground Lessor will look solely to the Sublessees for the performance and discharge of the Ground Lessees' obligations and liabilities under this Ground Lease, with the same force and effect as though the Ground Lessees had performed the same, and the Ground Lessees shall have no liability hereunder, and no Event of Default shall arise hereunder, as a result of any failure of any Sublessee or Ground Lessee to perform or discharge such liabilities or obligations notwithstanding (i) any continuation of any such failure after the end of the term of any Sublease or
(ii) that such failure first became known or apparent after the end of the term of any Sublease. No such performance or discharge by the Sublessees shall be deemed an acknowledgment by the Ground Lessor of the Sublessees as lessees hereunder, or a merger of the Subleases with this Ground Lease or a merger of the estate of the sublessors under the Subleases with the estates of Sublessees thereunder.

                 SECTION 9.  LOSS.

                 (a) Event of Loss. If an Event of Loss shall occur under the Subleases, the Sublessee shall have paid the Stipulated Loss Value and all other amounts due and payable in consequence of such Event of Loss or otherwise due and payable under the Subleases, and the Subleases shall have terminated, this Ground Lease shall terminate as of the date of such Event of Loss and neither Ground Lessee shall have any liability hereunder for any Primary Rent or any Additional Rent which would otherwise accrue or be payable hereunder after such date.

                 (b) Other Damage to the Facility or the Site Interest. In the event of damage to, or loss of, the Facility, the Site Interest or the Easement, which does not constitute an Event of Loss, this Ground Lease shall remain in full force and effect with no adjustment to Primary Rent. Any Award received at any time by the Ground Lessor or the Ground Lessees due to any damage to the Facility, the Site Interest or the Easement, not constituting an Event of Loss when the Subleases are in effect shall be applied in accordance with the provisions of Section 9 of the Subleases or, after the expiration or termination of the Subleases, shall be applied as provided in the second and third sentences of this Section 9(c)(1) hereof.


                 (c) Allocation of Awards. (1) In the event of an Event of Loss resulting in a termination of the Subleases all Awards accruing to the Ground Lessor or the Ground Lessees on account of such Event of Loss shall be distributed in accordance with Section 9 of the Subleases. After the Subleases have expired or otherwise terminated, any such payment received by the Ground Lessor or the Ground Lessees as a result of the occurrence of an Event of Loss described in clauses (a)(i) and (a)(iii) of the definition of Event of Loss shall be paid over in full to and retained by the Ground Lessees in proportion to their respective Lessor's Shares. After the Subleases have expired or otherwise terminated, any such payment received by the Ground Lessor or the Ground Lessees as a result of the occurrence of an Event of Loss (for the purposes of this Ground Lease, any determination to be made by the Sublessees which is referred to in the definition of Event of Loss shall be made, after the Subleases have expired or been terminated, by the Ground Lessees) described in clauses (a)(ii) and (b) of the definition of Event of Loss shall be applied as follows: so much of such payments as shall not exceed the aggregate Fair Market Value of the Ground Lessees' respective interest in the Facility Site (limited in the case of the Adjacent Premises and the Conveyor Plot, to the Eastments granted hereby) and any improvements thereon shall be retained by, or paid over to, the Ground Lessees in proportion to their respective Lessor's Shares and the balance if any of such payments remaining thereafter shall be retained by, or paid over to, the Ground Lessor for its interest in the Facility Site as improved.


                 (2) If, during the term of any Sublease, an Event of Loss does not result in a termination of this Ground Lease, all Awards accruing to the Ground Lessor or the Ground Lessees on account of such Event of Loss shall be held by or paid over in accordance with the Subleases.

                 (3) The payment and application of Awards set forth in this Section 9 shall apply notwithstanding the fact that in any Event of Loss, the Ground Lessor's Award and the Ground Lessees' Award may be separately evaluated and paid. Provided that the Sublessee is not in default under any Sublease, no Ground Lessee shall agree to any Award without the consent of the Ground Lessor (which will not be unreasonably withheld) if such Award would effect the amount receivable by the Ground Lessor under this Section.

                 (5) The Ground Lessees shall have the right to institute and prosecute such proceedings as may be reasonably required to obtain an adequate Award for damages to the Facility Site or the Facility resulting from any Event of Loss, such proceedings to be brought in the names of the Ground Lessor or the Ground Lessees, or in the names of all of them. The cost of such proceedings shall be paid by the Ground Lessees, and upon receipt of the Award, the Ground Lessees shall be reimbursed for such costs out of the Award before the application and payment thereof as provided in this Section 9. To the extent that such expenses need not be paid until receipt of the Award, the same shall be paid out of the Award before the application and payment thereof as provided in this Section 9.

                 SECTION 10.  INSURANCE.


                 (a) Insurance. After the term of the Subleases, each Ground Lessee will maintain or cause to be maintained, to the extent of its Undivided Interest, at all times at its expense comprehensive general liability insurance applicable to the Facility and its use of the Facility Site and the use and operation of the Facility and the Facility Site, having the broadest coverage generally available, with limits of liability per occurrence for injury to persons, including death resulting therefrom, and damage to the property of others, of not less than the amounts customarily maintained by Persons engaged in the business then being operated at the Facility and by the Ground Lessees on the Facility Site. Any insurance required to be maintained by the Ground Lessees pursuant to this Section 10(a) shall, in all other respects, comply with the criteria contained in Section 10 of the Subleases and applicable to general liability insurance.


                 (b) No Insurable Interest of the Ground Lessor. The Ground Lessor acknowledges that, solely in its capacity as Ground Lessor hereunder, it has no insurable interest in the Facility.

                 (c) Indemnification. (1) After termination of the Subleases each Ground Lessee, in proportion to its Lessor's Share, will indemnify and hold the Ground Lessor harmless from any claim, liability, cost or expense incurred by the Ground Lessor by reason of any injury to persons or property (including those arising out of violations of Environmental Laws) arising out of any activity by the Ground Lessees or either of them on the Facility Site or out of the condition of the Facility or the failure of the Ground Lessees to put or keep them in reasonable order or condition, and from and against all costs, expenses and liabilities, including reasonable attorney's fees, incurred in connection with any such claim or action or proceeding brought thereon. Nothing in the preceding sentence shall make a Ground Lessee responsible for loss or damage caused by fault or negligence of the Ground Lessor, its agents or employees or for which Ground Lessor is required to indemnify Ground Lessees under the respective Participation Agreements.


                 (2) Notwithstanding the termination of the Subleases, the Ground Lessor will indemnify and hold each Ground Lessee harmless from any claim, liability, cost or expense incurred by such Ground Lessee by reason of any injury to persons or property (including those arising out of violations of Environmental Laws) arising out of any activity by the Ground Lessor on the Adjacent Premises or the Conveyor Plot or out of the condition of any property located on the Adjacent Premises or, except with respect to the Conveyor System, the Conveyor Plot, or the failure of the Ground Lessor to put or keep any such property in reasonable order or condition, and from and against all costs, expenses and liabilities, including reasonable attorney's fees, incurred in connection with any such claim or action or proceeding brought thereon. Nothing in the preceding sentence shall make the Ground Lessor responsible for loss or damage caused by fault or negligence of either of the Ground Lessees or their respective agents or employees.

                 SECTION 11.  TERMINATION.

                 (a) Right of the Ground Lessor. This Ground Lease shall terminate with respect to a Ground Lessee upon the Ground Lessor's exercise of the Early Purchase Option or any other purchase option as provided in Section 14 of the Sublease of such Ground Lessee.

                 (b) Right of the Ground Lessees. The Ground Lessees may terminate this Ground Lease at anytime upon prior written notice to the Ground Lessor given at any time after the Sublease related to such Ground Lessee shall have expired or been terminated in accordance with its terms. The Ground Lease shall terminate on the date set forth in such notice, and the Ground Lessees shall have no liability hereunder for any Primary Rent or Additional Rent or any other obligations accruing hereunder after such date.


                 SECTION 12.  IMPOSITIONS.

                 (a) Subject to Section 8 and Section 15 relating to contests, each Ground Lessee shall pay or cause to be paid, before any fine, penalty, interest or cost which may be a Lien upon the Site Interest or a liability of the Ground Lessor shall accrue, its allocable share, to the extent of its Undivided Interest (Allocable Share) of all taxes, assessments, front-foot benefit charges, and all other public charges of any nature whatsoever levied against the Site Interest or the Facility (collectively, the Impositions) at any time during the Ground Lease Term. Any Impositions levied or assessed for a period beginning before the date hereof or ending after the Ground Lease Term shall be prorated between the Ground Lessor and the Ground Lessees as of the applicable date. Neither Ground Lessee shall be obligated to pay any installment of any special assessment levied or assessed during the Ground Lease Term which is not due until after termination of this Ground Lease.

                 (b) In the absence of a separate assessment of the Site Interest and the Facility, the Allocable Share of a Ground Lessee of any Imposition which is levied on the Facility Site and on the Facility and on other adjacent properties shall be equal to the amount of such Imposition multiplied by a fraction the numerator of which is such Ground Lessee's Lessor's Share of the Fair Market Value of the Facility and the Ground Lessee's interest in the Site Interest and the denominator of which is such Ground Lessee's Lessor's Share of the Fair Market Value of the total properties covered by the applicable imposition. In the event the Ground Lessor and either Ground Lessee are unable to agree on the respective Fair Market Values referred to in the preceding sentence, they shall be determined by the Appraisal Procedure.

                 (c) Unless otherwise required by a Leasehold Mortgagee, each Ground Lessee shall pay Impositions directly to the appropriate governmental authority and, upon written request of the Ground Lessor, shall forward to the Ground Lessor receipts or other appropriate evidence of such payment. If the Site Interest is assessed in the name of the Ground Lessor, the Ground Lessor shall deliver all Imposition bills and notices to the relevant Ground Lessee promptly following their receipt by the Ground Lessor.

                 (d) The Ground Lessor shall pay its share of all Impositions before any fine, penalty, interest or cost which may be a Lien upon the Facility Site or the Facility shall accrue, subject to contest rights in favor of the Ground Lessor comparable to those granted the Ground Lessees under
Section 15.


                 SECTION 13.  TRANSFERS BY GROUND LESSEES.


                 (a) Subletting and Assigning. Subject to the restrictions contained in any other Transaction Document and to the extent of any assignment or transfer of its Undivided Interest in the Facility, or any portion thereof, each Ground Lessee shall have the right to sublet or assign all or the same portion of its interest hereunder in the Site Interest and the Easements without the consent of the Ground Lessor. A Ground Lessee will be released from all liability under this Ground Lease (other than liabilities which have already accrued) in proportion to the amount of the interest assigned from and after the effective date of an assignment of any or all of such Ground Lessee's interest under this Ground Lease.


                 (b) Leasehold Mortgages; Rights of Leasehold Mortgagees. (i) Either Ground Lessee may enter into one or more Leasehold Mortgages without the consent of the

Ground Lessor. A Leasehold Mortgagee may, but shall not be obligated to, make any payment or perform any act required hereunder to be made or performed by the applicable Ground Lessee with the same effect as if made or performed by such Ground Lessee, provided that no entry by such Leasehold Mortgagee upon the Facility Site for such purpose shall constitute or be deemed to be an eviction of the applicable Ground Lessee or shall waive or release such Ground Lessee from any obligation or default hereunder (except any obligation or default which shall have been fully performed or corrected by such payment or performance by a Leasehold Mortgagee).

                 (ii) If an Event of Default shall occur, written notice to that effect shall be sent by the Ground Lessor to each Leasehold Mortgagee, and the Ground Lessor shall take no action to terminate this Ground Lease or to interfere with the occupancy, use or enjoyment of the Facility or Facility Site, prior to the expiration of any period for the cure thereof provided in this Section 13(b)(ii).

                 (A) If such Event of Default shall be a payment default, then such Leasehold Mortgagee shall have 60 days after the giving of such notice to remedy such default.

                 (B) If such Event of Default is not a payment default, and such default can be remedied by such Leasehold Mortgagee without obtaining possession of the Facility Site, then such Leasehold Mortgagee shall have 60 days after the giving of such notice to remedy such default.

                 (C) If such Event of Default shall be a default which can only be remedied by such Leasehold Mortgagee upon obtaining possession of the Facility Site, and such Leasehold Mortgagee or its nominee shall obtain such possession with reasonable diligence, through foreclosure, appointment of a receiver or otherwise, then such Leasehold Mortgagee shall have 60 days after obtaining such possession to remedy such default.

                 In the case of any default referred to in paragraph (B) or (C) which cannot with diligence be remedied, or the remedy of which cannot be commenced, within the 60-day period provided therein, such Leasehold Mortgagee shall have such additional period as may be necessary to remedy such default with reasonable diligence. Any default cured by a Leasehold Mortgagee in accordance with this Section 13(b) shall be deemed cured for all purposes of this Ground Lease. In any event, no Leasehold Mortgagee or transferee permitted by Section 13(b)(iii) shall be required to cure any default by the applicable Ground Lessee which cannot be cured by such Leasehold Mortgagee in the exercise of reasonable diligence.

                 If, during the pendency of any possession referred to in paragraph (C) prior to transfer of such Ground Lessee's interest in the Facility Site to such Leasehold Mortgagee, its nominee or any purchaser by foreclosure or otherwise under the Leasehold Mortgage, such Leasehold Mortgagee shall comply with the requirements of such paragraph, shall pay or cause to be paid to the Ground Lessor all Primary Rent accruing during such period, and shall perform or cause to be performed all other obligations of such Ground Lessee hereunder accruing during such period except those which cannot with the exercise of reasonable diligence be performed by or on behalf of such Leasehold Mortgagee, then the Ground Lessor shall have no right to terminate this Ground Lease or to interfere with such possession.

                 (iii) If any Leasehold Mortgagee or its nominee or any other Person (collectively, a Transferee) shall acquire all or substantially all of a Ground Lessee's interest in the Facility Site and the Facility in consequence of a default under its Leasehold Mortgage, whether by foreclosure, power of sale, voluntary conveyance, or otherwise, and if such Transferee shall have assumed in writing in form reasonably satisfactory to the Ground Lessor all obligations of such Ground Lessee under this Ground Lease accruing from and after the date of transfer of such Ground Lessee's interest to such Transferee, then (A) the Ground Lessor shall look solely to such Ground Lessee (or to the Sublessee, to the extent provided in Section 8) for the cure or remedy of all outstanding defaults under this Ground Lease arising prior to such date, (B) as to such Transferee, all remaining outstanding defaults under this Ground Lease shall be deemed cured or waived, and (C) such Transferee shall be entitled to all of the benefits available to such Ground Lessee under this Ground Lease.

                 (c) Assignment by Leasehold Mortgagee, etc. No sale, transfer or assignment of any part of either Ground Lessee's interest in the Facility Site to any Transferee on foreclosure or other enforcement of the lien of any Leasehold Mortgage shall require the consent of the Ground Lessor. If any such Transferee (i) shall become the owner of all or substantially all of either Ground Lessee's interest in the Facility and shall have assumed in writing in form reasonably satisfactory to the Ground Lessor all liabilities of such Ground Lessee under this Ground Lease, as provided in Section 13(b), or
(ii) shall have entered into a new lease with the Ground Lessor as provided in
Section 13(d), such Transferee shall have the right to assign such interest or such new lease to any Person which assumes in writing reasonably satisfactory to the Ground Lessor all of the liabilities of such Ground Lessee hereunder or under such new lease without obtaining the consent or approval of the Ground Lessor, and on delivery to the Ground Lessor of such writing the transferor will be released from all liabilities under this Ground Lease (other than liabilities which have already accrued).

                 (d) New Lease. If this Ground Lease shall terminate as a result of a default by a Ground Lessee which cannot be cured or this Ground Lease shall be rejected or disaffirmed in any bankruptcy, insolvency or reorganization proceeding affecting either Ground Lessee, any Leasehold Mortgagee, or a Person designated by such Leasehold Mortgagee (in either case, the New Lessee) shall have the right, exercisable by notice to the Ground Lessor within 60 days after the effective date of such termination, to enter into a new lease of the Site Interest (together with a grant of the Easement) with the Ground Lessor, the term of which shall begin on the date of the termination, rejection or disaffirmance of this Ground Lease and shall continue for the remainder of the Ground Lease Term. The new lease shall otherwise contain the same terms and conditions as those set forth herein, except for requirements which are no longer applicable or have already been performed, and the New Lessee shall have no obligation to remedy prior defaults on the part of any Ground Lessee hereunder. The Ground Lessor will cause such new lease to have the same priority relative to other rights or interests to or in the land as this Ground Lease and the Ground Lessor covenants to discharge or cause to be subordinated to such new lease any Lien or encumbrance which is or is herein stated to be subject or subordinate to this Ground Lease, other than Liens of Persons claiming by, through or under any Ground Lessee or any Leasehold Mortgagee as to which the Ground Lessor shall have no obligation. The provisions of this
Section 13(d) shall survive the termination of this Ground Lease and shall continue in full force and effect thereafter to the same extent as if this
Section 13(d) were a separate and independent contract among the Ground Lessor, each Ground Lessee and each Leasehold Mortgagee. From the date on which any Leasehold Mortgagee shall serve upon the Ground Lessor notice of the exercise of its right to a new lease, such Leasehold Mortgagee may use and enjoy the Facility Site without hindrance by the Ground Lessor. If at any time there is more than one Leasehold Mortgagee, the initial Leasehold Mortgagee shall, in the absence of agreement to the contrary among all Leasehold Mortgagees, be the only Leasehold Mortgagee entitled to the benefits of this Section 13(d).

                 (e) Personal Liability of Leasehold Mortgagee, etc. No Leasehold Mortgagee shall become personally liable for the performance or observance of any covenants or conditions to be performed or observed by the relevant Ground Lessee unless and until such Leasehold Mortgagee becomes the owner of such Ground Lessee's interest hereunder upon the exercise of any remedy provided for in any Leasehold Mortgage or enters into a new lease with the Ground Lessor pursuant to Section 13(d). Thereafter, such Leasehold Mortgagee shall be liable for the performance and observance of such covenants and conditions to the extent they arise or accrue after the date of acquisition of ownership or the date of such new lease, and only for long as such Leasehold Mortgage continues to own such interest or to be the lessee under such new lease.


                 SECTION 14.  EVENTS OF DEFAULT; TERMINATION.  Subject to
Section 8, if any of the following events shall have occurred and be continuing and the Ground Lessor shall have given written notice thereof to each Ground Lessee and each Leasehold

Mortgagee, and such event or condition shall have continued unremedied for more than 60 days after the date of such notice, then an Event of Default shall exist hereunder:

                 (a) Default by either Ground Lessee in the performance of any of its respective obligations under Section 4; or

                 (b) Default by either Ground Lessee in any material respect in the performance of any of its obligations under Section 5, 6, 7, 10 or 12; or

                 (c) Either Ground Lessee shall file, or consent to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; or either Ground Lessee shall make an assignment for the benefit of its creditors; or either Ground Lessee shall consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself for substantially all its property, or be adjudicated insolvent; or an order for relief shall be entered against either Ground Lessee in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of either Ground Lessee; or any petition for any such relief shall be filed against either Ground Lessee and shall not be dismissed within 60 days, provided that if a default with respect to a Ground Lessee is curable or remediable but cannot with diligence be remedied within such 60-day period following notice by the Ground Lessor, no Event of Default shall exist if such Ground Lessee (or the other Ground Lessee or any Leasehold Mortgagee) shall within such period commence with due diligence and dispatch (to the extent then feasible) the curing of such default unless and until such Ground Lessee (or the other Ground Lessee or such Leasehold Mortgagee) shall thereafter fail or neglect to prosecute and complete with due diligence and dispatch the curing of such default. At any time at which an Event of Default has occurred and is continuing, but subject to Section 13(b)(ii), the Ground Lessor may give a termination notice to the defaulting Ground Lessee, whereupon all rights of such Ground Lessee under this Ground Lease shall cease, provided that if the Ground Lessor gives a termination notice solely with respect to an Event of Default under Section 14(c) hereof, the provisions of Section 18 hereof shall remain in effect. Notwithstanding the foregoing, no Event of Default, other than in the payment of Primary Rent, shall give rise to a right on the part of the Ground Lessor to terminate this Ground Lease if the defaulting Ground Lessee, within 60 days after notice of the default, contests its existence and complies with a final order of the court or appellate court within 60 days after entry of such a final order. The Ground Lessor shall have no right to terminate this Ground Lease for any default by a Ground Lessee hereunder in which an action for damages against such Ground Lessee shall be a sufficient remedy. Notwithstanding anything else in this Ground Lease, no event shall constitute an Event of Default, and the Ground Lessor shall have no right to terminate this Ground Lease, so long as any Sublease shall remain in effect or so long as any sums remain to be paid at any time by the Sublessee under any Sublease or under any other Transaction Document.

                 SECTION 15. PERMITTED CONTESTS. Either Ground Lessee, at its respective expense, and, if legally required, in the name of the Ground Lessor, may contest (after prior written notice to the Ground Lessor), by appropriate legal proceedings conducted with due diligence, the amount or validity or application, in whole or in part, of any Imposition, Applicable Law, utility bill or Lien, or the application of any instrument of record referred to in
Section 24(a), provided that (a) in the case of Liens of mechanics, materialmen, suppliers or vendors, or Impositions or Liens therefor, such proceedings shall suspend the collection thereof from the Ground Lessor, the Facility Site, any interest therein, or the Primary Rent or any Additional Rent, (b) neither the Facility Site nor any part thereof or interest therein, nor the Primary Rent or any Additional Rent or any portion thereof, would be in any danger of being sold, forfeited or lost by reason of the pendency of such proceedings, and (c) in the case of any Applicable Law, the Ground Lessor would not be in any danger of any criminal liability or, unless such Ground Lessee shall have furnished a bond or other security therefor satisfactory to the Ground Lessor, any additional civil liability for failure to comply therewith during the pendency of such proceedings and the Facility Site would not be subject to the imposition of any Lien as a result of such failure during the pendency of such proceedings. The Ground Lessor will cooperate in every reasonable way with the Ground Lessees in any such contest, at the relevant Ground Lessee's expense unless the Ground Lessor shall derive an independent benefit from the contest which has been a success, in which case the expenditure of the contest shall be allocated in proportion to the respective benefits derived by the Ground Lessor and the Ground Lessee.


                 SECTION 16.  NOTICES, ETC.

                 (a) Notices to Sublessee and Leasehold Mortgagees. So long as any Leasehold Mortgage of which the Ground Lessor has notice or the Sublease is in effect, no notice hereunder to be given by the Ground Lessor shall be deemed valid or duly given unless a copy of such notice is given as provided in this Section 16 to Sublessee and the Leasehold Mortgagee under each such Leasehold Mortgage.

                 (b) Addresses for Notices. All notices and other communications hereunder shall be in writing, if mailed by first class registered or certified United States mail, postage prepaid, shall be deemed to have been given four days after the day of mailing, and if otherwise sent, shall be deemed to have been given when received. All notices shall be addressed to the Ground Lessor and the Ground Lessee at the address set forth in the respective Participation Agreements or, in any such case, to such other address as such Person shall have furnished by notice hereunder.

                 SECTION 17. NO MERGER OF TITLE. There shall be no merger of this Ground Lease or the leasehold estate created by this Ground Lease with any other estate in the Facility or any part thereof by reason of the fact that the same Person may acquire or own or hold, directly or indirectly, (a) this Ground Lease or the leasehold estate created by this Ground Lease or any interest in this Ground Lease or in any such leasehold estate and (b) any other estate in the Facility or the Facility Site or any part thereof or any interest in such estate, and no such merger shall occur unless and until all Persons, including each Leasehold Mortgagee having any interest (including a security interest) in
(i) this Ground Lease or the leasehold estate created by this Ground Lease and
(ii) any other estate in the Facility or the Facility Site or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.


                 SECTION 18. END OF TERM. (a) Upon expiration or early termination of the Ground Lease Term, each Ground Lessee shall surrender its respective interest in the Facility Site to the Ground Lessor.


                 (b) At the Ground Lessees' election, whether or not the term of the Subleases shall have been extended by one or more renewal terms, the Ground Lessor shall be required to dismantle the Facility at the termination of the Ground Lease Term. In such event, the Ground Lessor shall be required to dismantle the Facility and deliver the components thereof, appropriately packaged or crated, to the nearest rail head not later than six months after the termination of this Ground Lease. The Ground Lessor shall also provide plans and specifications and such other information as shall be reasonably requested to reassemble and/or operate such components in the Ground Lessor's possession.


        In lieu of dismantling the Facility pursuant to this Section 18, the Ground Lessor shall have the option to purchase the Facility, on an as is-where is basis, for a purchase price equal to (i) in the case of any purchase on or after the thirtieth anniversary of the Closing Date, an amount equal to the greater of (x) the then Fair Market Value of the dismantled Facility less an amount equal to the total cost of dismantling and removal, and (y) $1, or (ii) in the case of any purchase following an early termination of the Ground Lease exercised by a Ground Lessee in accordance with Section 11(b) prior to the thirtieth anniversary of the Closing Date, an amount equal to the greater of
(x) the then Fair Market Value of the dismantled Facility less an amount equal to the total cost of dismantling and removal at such time, (y) the then Fair Market Value of the Facility in place at the Facility Site (assuming the owner of the Facility is also the owner of the Facility Site), and (z) $1. The Ground Lessor shall notify the Ground Lessee of its decision to exercise this purchase option no later than thirty days after Ground Lessees have exeercised their right to require dismantlement of the Facility by the Ground Lessor.


                 (c) Upon the expiration or termination of the Ground Lease Term, the Facility may remain at the Facility Site during the period required for Ground Lessor to perform its dismantlement obligation under Section 18(b) and during that time Ground Lessees shall not be obligated to make any payments of Primary Rent, Additional Rent or any other amounts due hereunder. If the Ground Lessees have not exercised their rights under Section 18(b), they shall have no obligation to remove the Facility from the Facility Site at the end of the Ground Lease Term. The provisions of this Section 18(c) shall survive the expiration or termination of this Ground Lease.

                 SECTION 19. UTILITIES. Each Ground Lessee shall pay when due, as part of Additional Rent, a percentage equal to its Undivided Interest of all charges for gas, electricity, water, sewer, telephone, and all other utilities used or consumed at the Site Interest. The Ground Lessor shall send all such bills received by it to the Ground Lessees, the Ground Lessees shall pay all such bills, whether received from the Ground Lessor or from a utility, directly to the billing entity within 30 days of receipt thereof (subject to permitted contests under Section 15). All utility charges shall be prorated to the Commencement Date and to the date of termination hereof.

                 SECTION 20. CONDITION AND USE OF FACILITY SITE; QUIET ENJOYMENT; SURVEY. (a) The Ground Lessor makes no representation or warranty with respect to the condition of the Facility Site, or its fitness or availability for any particular use. The Ground Lessees shall have the peaceful and quiet use and possession of the Site Interest, without hindrance or disturbance by the Ground Lessor or any Person claiming through the Ground Lessor except as expressly permitted by the terms hereof.



                 (b) After termination of the Subleases, if either Ground Lessee has determined that it would be necessary for the exploitation of the Facility during the remainder of the Ground Lease Term to have a survey prepared, promptly upon the request of either Ground Lessee, the Ground Lessor will arrange, at its cost and expense, for the preparation and delivery to the Ground Lessees of a survey of the Site Interest and the Conveyor Plot which shows the location of the Facility. Such survey shall be prepared by a licensed professional surveyor and be resonably satisfactory in all respects to the Ground Lessees.


                 SECTION 21.  REPRESENTATIONS AND WARRANTIES.

                 (a) Representations and Warranties of the Ground Lessor. The Ground Lessor represents and warrants to each Ground Lessee and Sublessee as follows:


                 (1) The Ground Lessor has good and marketable fee title to the Facility Site, and a valid and assignable right in respect of the Easements, free of all Liens except Scheduled Liens, none of which Liens will interfere with the operation of the Facility or the use by the Ground Lessees of the Facility Site. The Facility and all of its Components are located on the Site Interest and/or the Conveyor Plot. The rights granted to the Ground Lessees hereunder will allow them sufficient access to the Facility for the purposes of (i) installing, maintaining, repairing, replacing, and removing the Facility and (ii) having reasonable ingress to and egress from the Facility. [This representation shall be of no further force and effect upon completion of a survey pursuant to Section 20(b) hereof.]


                 (2) The Ground Lessor makes the representations and warranties set forth in Section 10(a)(i)-(v), inclusive, of the applicable Participation Agreement, which representations and warranties are incorporated by reference as though set forth herein in full.

                 (b) Representations and Warranties of Each Ground Lessee. Each Ground Lessee hereby makes each of the representations and warranties set forth in Section 8 of such Ground Lessee's Participation Agreement with respect to the Ground Lease.

                 SECTION 22. AMENDMENT, MODIFICATION, ACCEPTANCE OF SURRENDER, ETC. No amendment, modification, termination or surrender of this Ground Lease or surrender of the Facility Site or any part thereof or of any interest therein by either Ground Lessee shall be valid or effective unless it is in writing and signed by all parties hereto, and has been agreed to and accepted in writing by the Ground Lessor, Sublessee and each Leasehold Mortgagee.


                 SECTION 23. SALE, MORTGAGE, ASSIGNMENT, ETC., BY THE GROUND LESSOR. The Ground Lessor shall not directly or indirectly create any Lien on any of the Site Interest or any interest therein to secure any obligation of the Ground Lessor unless the instrument creating such interest is expressly subject and subordinated to this Ground Lease (in a manner satisfactory to the Ground Lessees, Sublessee and each Leasehold Mortgagee) and to any new lease executed and delivered pursuant to Section 13(d) and disclaims any interest in the Facility.

                 SECTION 24.  MISCELLANEOUS.

                 (a) Recording. This Ground Lease may be recorded by either party. The party so recording shall pay the cost of recording and all applicable recording or transfer taxes and related charges, if appropriate.

                 (b) Estoppel Certificates. The Ground Lessor will execute, acknowledge and deliver promptly upon request, an officer's certificate certifying (a) that this Ground Lease is unmodified and in full force and effect (or, if there have been modifications, that the Ground Lease is in full force and effect, as modified, and stating the date of each instrument so modifying the Ground Lease), (b) the dates, if any, to which the Primary Rent and, to its knowledge, Additional Rent have been paid, and (c) whether any default exists hereunder known to it and, if any such default exists, specifying the nature and period of existence thereof and what action it is taking or proposes to take with respect thereto, and whether notice thereof has been given to the Ground Lessees. Any such certificate may be relied upon by Sublessee and any prospective purchaser or transferee of the Ground Lessees' interest under this Ground Lease or any part thereof.

                 (c) Severability of Provisions. Any provision of this Ground Lease which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and no such prohibition or unenforceability in any jurisdiction shall invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Ground Lessor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                 (d) Governing Law. This Ground Lease shall be governed by and construed in accordance with the law of the State of New York.

                 (e) Headings. The division of this Ground Lease into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Ground Lease.


                 (f) Successors and Assigns. This Ground Lease shall be binding upon and inure to the benefit of each Ground Lessee and their respective successors and permitted assigns, and the Ground Lessor and its successors and assigns. The Ground Lessor shall not assign this Ground Lease without the Ground Lessee's prior written consent, except that Ground Lessor may assign this Ground Lease in connection with any assignment by the Sublessee permitted under either Sublease or Participation Agreement.

                 (g) Further Assurances. Each party shall execute, acknowledge and deliver such documents and other instruments and perform such acts as may be reasonably required by the other party in order to give full effect to this Ground Lease or to facilitate the recording of this Ground Lease as contemplated by Section 24(a).

                 (h) No Recourse. No recourse for the payment by a Ground Lessee of any amounts due pursuant to this Ground Lease, or for the performance or non-performance by a Ground Lessee of any of its obligations hereunder shall be had against any incorporator or against any past, present or future stockholder, director or officer, as such, of such Ground Lessee or of any Affiliate thereof whether such recourse be sought by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding including, without limitation, any claim as a third party beneficiary of any contract or agreement between such Ground Lessee and such Affiliate or otherwise.


                 (i) Entire and Complete Agreement. This Ground Lease constitutes the entire and complete agreement of the parties with respect to the lease by the Ground Lessor to the Ground Lessees of the Site Interest and the use of the Easements, and supersedes all prior or contemporaneous understandings, arrangements, commitments and representations with respect to such Ground Lease, all of which, whether oral or written, are merged herein.


                 (j) Counterparts. This Ground Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.


                 (k) Several Obligations. Prior to any transfer of all or a portion of PMCC's interest in either Trust in accordance with Section 17 of either Participation Agreement, the obligations of each Ground Lessee hereunder shall be joint and several. Following transfer of all or a portion of PMCC's interest in either Trust in accordance with Section 17 of either Participation Agreement, the obligations of each Ground Lessee hereunder shall be several not joint.


                 IN WITNESS WHEREOF, the parties hereto have caused this Ground Lease to be duly executed on the date first above written.


                                        NEWMONT GOLD COMPANY


                                        By___________________________________
                                           Title:

                                     SHAWMUT BANK CONNECTICUT,
                                     NATIONAL ASSOCIATION, not
                                        in its individual capacity but solely
                                        as trustee under a Trust Agreement
                                        No. 1 with Philip Morris Capital
                                        Corporation dated as of July 15, 1994.


                                     By___________________________________
                                        Title:

                                     SHAWMUT BANK CONNECTICUT,
                                     NATIONAL ASSOCIATION, not
                                        in its individual capacity but solely
                                        as trustee under a Trust Agreement
                                        No. 2 with Philip Morris Capital
                                        Corporation dated as of July 15, 1994.


                                     By___________________________________
                                        Title:

STATE OF   NEW YORK )
                    )   ss.:
COUNTY OF  NEW YORK )


                 Personally appeared before me the abovenamed PATRICIA A. FLANAGAN, the Treasurer of NEWMONT GOLD COMPANY, and acknowledged the foregoing to be her act and deed in said capacity and the free act and deed of said corporation this ____th day of September, 1994.


                                                  _____________________________
                                                    Notary Public

STATE OF      )
              )   ss.:
COUNTY OF     )


                 Personally appeared before me the abovenamed ______________,
_________ of                           , and acknowledged the foregoing to be
his act and deed in said capacity and the free act and deed of said corporation this ___ day of ____, 1994.


                                                   _____________________________
                                                     Notary Public